                                                                       EXHIBIT 4


           CHARTERED UNDER THE LAWS OF THE UNITED STATES OF AMERICA

         ======                                              ======

           No.                                               Shares

         ======            PROVIDENT BANCORP, INC.           ======


                         FULLY PAID AND NON-ASSESSABLE
                             PAR VALUE $0.10 EACH

                                                  THE SHARES REPRESENTED BY THIS
                                                    CERTIFICATE ARE SUBJECT TO
                                                  RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that                                              is the owner of

                           SHARES OF COMMON STOCK OF

                            PROVIDENT BANCORP, INC.
                             a Federal corporation

     The shares evidenced by this certificate are transferable only on the books of Provident Bancorp, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

     IN WITNESS WHEREOF, Provident Bancorp, Inc. has caused this certificate to be executed, by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.



By___________________________         [SEAL]         By_________________________

  CAROL BENOIST,                                       GEORGE STRAYTON,
  CORPORATE SECRETARY                                  PRESIDENT AND
                                                        CHIEF EXECUTIVE OFFICER
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     The Board of Directors of Provident Bancorp, Inc. (the "Company") is
authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

     The shares represented by this Certificate may not be cumulatively voted on any matter.

     The shares of common stock evidenced by this certificate are subject to a limitation contained in the Stock Holding Company Charter of the Company to the effect that, for a period of five years from the date of the reorganization from mutual to stock form of Provident Bank, no person other than Provident Bancorp, MHC, the parent mutual holding company of the Company, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Company unless such offer to acquire or acquisition is approved by a majority of the Board of Directors. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering or certain purchases of shares by a tax-qualified employee stock benefit plan or a subsidiary of the Company and any trustee of such a plan or arrangement. In the event shares are acquired in violation of this provision, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to stockholders for a vote.

     Special meetings of the Company's stockholders relating to a change in control of the Company or to an amendment of the Charter of the Company may be called only by the Company's Board of Directors. Special meetings of the stockholders for any other purpose or purposes shall be called upon the written request of the holders of not less than 10% of all the outstanding capital stock of the Company entitled to vote at the meeting.

     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM  - as tenants in common    UNIF GIFT MIN ACT  - _______ Custodian ________
                                                              (Cust)            (Minor)

     TEN ENT  - as tenants by the entireties
                                                             Under Uniform Gifts to Minors Act
     JT TEN   - as joint tenants with right
                of survivorship and not as
                                                             _________________________________
                tenants in common                                       (State)


    Additional abbreviations may also be used though not in the above list

For value received, _____________________________ hereby sell, assign and transfer unto
_______________________________________________

_______________________________________________
PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER


________________________________________________________________________________
   (please print or typewrite name and address including postal zip code of assignee)

________________________________________________________________________________

______________________________________________________________________ Shares of

the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________
Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated, _____________________

In the presence of                  Signature:

____________________________        ____________________________________________


NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.